Exhibit 23.1

We hereby consent to the inclusion of our report dated June 24, 2010 in the registration statement of OICco Acquisition III, Inc. with respect to the balance sheet as of April 15, 2010 and the related financial statements of operations, stockholders’ (deficit) equity and cash flows for the period from inception on March 31, 2010 through April 15, 2010 on Form S-1 dated January 27, 2011.

/s/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda ___________________________________
City, State
January 28, 2011 ___________________________________
Date